Exhibit 99.1

ARIAD Reports 2015 Financial Results, Provides 2016 Product Revenue Guidance and Outlines Company Progress

Iclusig Net Product Revenue Guidance for 2016 in the Range of $190 Million to $200 Million

Filing for U.S. Marketing Approval of Brigatinib Expected This Year

Conference Call Scheduled Today at 8:30 a.m. ET

CAMBRIDGE, Mass.--(BUSINESS WIRE)--February 23, 2016--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today reported financial results for the fourth quarter and full year ended December 31, 2015 and issued 2016 product revenue guidance. Additionally, the Company provided an update on corporate developments and key objectives for 2016.

”We had a strong fourth quarter of sales for Iclusig and 102 percent growth year over year,” stated Paris Panayiotopoulos, president and chief executive officer of ARIAD. “This is a very important year for ARIAD as we work to complete our ongoing review of strategic initiatives to deliver patient and shareholder value. In addition to maximizing top-line growth of Iclusig, a key event this year will be the presentation of pivotal, registration data on brigatinib at ASCO, along with our planned filing for marketing approval of brigatinib in the U.S.”

2015 Fourth Quarter and Full-Year Financial Results

Revenues

  Net product revenues from sales of Iclusig were $33.3 million for the fourth quarter of 2015, an increase of 56% from the fourth quarter of 2014.
    U.S. sales of Iclusig were $25.1 million for the fourth quarter, an increase of 48% from the fourth quarter of 2014.
    European sales of Iclusig were $8.2 million for the fourth quarter, an increase of 86% from the fourth quarter of 2014.
  Net product revenues from sales of Iclusig for the year ended December 31, 2015 were $112.5 million, an increase of 102% from 2014. In the U.S., net product revenue totaled $85.7 million in 2015, an increase of 114% from 2014, while in the EU, net product revenue totaled $26.8 million in 2015, an increase of 71% from 2014.

Net Loss

Quarter Ended December 31, 2015

  Net loss for the fourth quarter ended December 31, 2015 was $59.9 million, or $0.32 per share, compared to a net loss of $5.8 million, or $0.03 per share, for the same period in 2014. The net loss for 2014 included $50 million in non-recurring income resulting from an amendment to our license agreement with Bellicum Pharmaceuticals, Inc.
  R&D expenses were $44.8 million for the fourth quarter of 2015, an increase of 37% from the fourth quarter of 2014, reflecting an increase in Iclusig clinical-trial costs, as well as increased manufacturing and other supporting costs related to Iclusig.
  Selling, general and administrative expenses were $43.8 million for the fourth quarter of 2015, an increase of 9% from the fourth quarter of 2014, reflecting an increase in personnel and commercial-related expenses.

Year Ended December 31, 2015

  Net loss for the full year 2015 was $231.2 million, or $1.23 per share, compared to a net loss of $162.6 million, or $0.87 per share, for the full year 2014. The net loss for 2014 included $50 million in non-recurring income resulting from an amendment to our license agreement with Bellicum, noted above. The net loss for 2015 includes approximately $14.5 million in non-recurring expenses related to the retirement of our chief executive officer and costs associated with our 2015 proxy and legal matters.
  The 2015 results include an increase in Iclusig product revenue of $56.8 million as well as an increase in operating expenses of $70.5 million in 2015 compared to 2014, reflecting an increase in R&D expenses related to an increase in clinical-trial costs, as well as manufacturing and other support costs related to Iclusig and brigatinib clinical trials, and an increase in personnel and related costs reflecting a larger number of R&D employees in 2015 compared to 2014.

Cash Position

  As of December 31, 2015, cash, cash equivalents and marketable securities totaled $242.3 million, compared to $352.7 million in cash and cash equivalents at December 31, 2014.
  Cash, cash equivalents and marketable securities include $50 million we received in the third quarter of 2015 from PDL BioPharma, Inc. (PDL) pursuant to a royalty financing agreement. In July 2016, we will receive an additional $50 million from PDL. Under the agreement, we also have an option, in our sole discretion, to receive up to an additional $100 million through July 2016.

2016 Product Revenue Guidance

  Net product revenues from sales of Iclusig are expected to be in the range of $190 million to $200 million. This guidance includes sales of Iclusig in the U.S., Europe, and other select countries where ARIAD has distributorships in place.
  ARIAD will provide guidance on 2016 operating expenses at the time of completing its ongoing strategic review expected in the second quarter of 2016.

Research and Development Progress and Key Objectives

Iclusig Clinical Development

  Late last year we initiated the OPTIC-2L trial, a Phase 3 trial of Iclusig in patients with chronic-phase chronic myeloid leukemia (CP-CML) who have experienced treatment failure after imatinib therapy. This second-line study of Iclusig is aimed at expanding the indication for Iclusig in patients with resistant and intolerant CML.
  Patient enrollment is ongoing in the OPTIC (Optimizing Ponatinib Treatment In CML) trial of Iclusig. This randomized, dose-ranging trial is designed to evaluate three different starting doses of ponatinib in patients with refractory CP-CML and is expected to inform the optimal use of Iclusig in these patients.
  Otsuka Pharmaceutical Co., Ltd. (Otsuka), our commercial partner for Iclusig in Japan and several other Asian countries, submitted a new drug application (NDA) to the Japanese Pharmaceuticals and Medical Devices Agency (PMDA) seeking approval for Iclusig for the treatment of resistant or intolerant CML and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ALL). This marketing application was submitted in early 2016 and is expected to lead to an initial approval of Iclusig in Japan by the end of this year.

Brigatinib Clinical Development

  We submitted clinical data from the Phase 2 ALTA trial of brigatinib to this year’s annual meeting of the American Society of Clinical Oncology (ASCO) in June, 2016. The ALTA trial enrolled approximately 220 patients at 71 sites in North America, Europe and Asia. In addition to an anticipated data presentation at ASCO, we are on track to file for approval of brigatinib in the U.S. in the third quarter of this year. Brigatinib has received breakthrough-therapy designation from the U.S. Food and Drug Administration.
  The randomized front-line clinical trial of brigatinib is expected to begin in the second quarter of 2016. This Phase 3 trial is designed to compare brigatinib and crizotinib in patients with ALK+ non-small cell lung cancer (NSCLC), who have not received prior ALK inhibitors, and is expected to serve as a confirmatory trial for accelerated approval of brigatinib.

Advancing the Pipeline

  We submitted an investigational new drug (IND) application for AP32788 in late 2015 and received clearance from the U.S. Food and Drug Administration at the end of January to begin a Phase 1/2 proof-of-concept clinical trial which we expect to begin in 2016. AP32788 is an orally active tyrosine-kinase inhibitor (TKI), designed to address the unmet medical need in NSCLC patients with specific EGFR and HER2 kinase mutations. ARIAD estimates that there are approximately 6,000 patients in the United States living with EGFR exon 20 or HER2 point mutations.

Upcoming Investor Meetings

ARIAD management will be participating at the following investor conferences:

  RBC Capital Markets’ Healthcare Conference, New York City, February 24, 2016
  Cowen and Company Healthcare Conference, Boston, March 9, 2016
  Barclays Global Healthcare Conference, Miami, March 17, 2016

Today’s Conference Call at 8:30 a.m. ET

We will hold a live webcast and conference call of our fourth quarter/year-end 2015 financial results this morning at 8:30 a.m. ET. The live webcast can be accessed by visiting the investor relations section of the Company’s website at http://investor.ariad.com. The call can be accessed by dialing 888-311-8173 (domestic) or 330-863-3376 (international) five minutes prior to the start time and providing the pass code 38796876. A replay of the call will be available on the ARIAD website approximately two hours after completion of the call and will be archived for three weeks.

About Iclusig® (ponatinib) tablets

Iclusig is a kinase inhibitor. The primary target for Iclusig is BCR-ABL, an abnormal tyrosine kinase that is expressed in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Iclusig was designed using ARIAD’s computational and structure-based drug-design platform specifically to inhibit the activity of BCR-ABL. Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

Iclusig is approved in the U.S., EU, Australia, Switzerland, Israel and Canada.

In the U.S., Iclusig is a kinase inhibitor indicated for the:

  Treatment of adult patients with T315I-positive chronic myeloid leukemia (chronic phase, accelerated phase, or blast phase) or T315I-positive Philadelphia chromosome positive acute lymphoblastic leukemia (Ph+ ALL).
  Treatment of adult patients with chronic phase, accelerated phase, or blast phase chronic myeloid leukemia or Ph+ ALL for whom no other tyrosine kinase inhibitor (TKI) therapy is indicated.

These indications are based upon response rate. There are no trials verifying an improvement in disease-related symptoms or increased survival with Iclusig.

IMPORTANT SAFETY INFORMATION, INCLUDING THE BOXED WARNING

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full prescribing information for complete boxed warning

  Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.
  Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.
  Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Please see the full U.S. Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward-Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to, statements regarding: our plans to complete our ongoing review of strategic initiatives to deliver patient and shareholder value; our efforts to maximize top-line growth of Iclusig; our plans to present pivotal, registration data on brigatinib at ASCO and file for marketing approval of brigatinib in the U.S.; the receipt of additional funding from PDL; our 2016 product revenue guidance and the assumptions used in developing that guidance; our plans for the OPTIC and OPTIC-2L clinical trials of Iclusig and expected regulatory approval in Japan; our plans to commence a front-line trial of brigatinib; and our plans to commence a Phase 1/2 clinical trial of AP32788, are forward-looking statements that are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ongoing strategic review, our ability to successfully commercialize and generate profits from sales of Iclusig and our product candidates, if approved; competition from alternative therapies; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our reliance on the performance of third-party manufacturers and specialty pharmacies for the supply and distribution of our products and product candidates; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; the ability to satisfy our contractual obligations, including under our leases, convertible debt and royalty financing agreements; patent protection and third-party intellectual property claims; litigation; our operations in foreign countries; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

ARIAD PHARMACEUTICALS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

In thousands, except per share data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$33,266	$21,349	$112,527	$55,720
License and other revenue	3,239	45,486	6,277	49,692
Total revenue	36,505	66,835	118,804	105,412
Operating expenses:
Cost of product revenue	449	947	2,114	5,224
Research and development	44,814	32,645	171,216	120,593
Selling, general and administrative	43,834	40,379	162,750	139,790
Total operating expenses	89,097	73,971	336,080	265,607
Other income (expense), net	(5,344)	1,636	(17,274)	(1,777)
Benefit from (provision for) income taxes	(1,935)	(251)	3,394	(630)
Net loss	$(59,871)	$(5,751)	$(231,156)	$(162,602)
Net loss per common share:
-- basic and diluted	$(0.32)	$(0.03)	$(1.23)	$(0.87)
Weighted-average number of shares of common stock outstanding:
-- basic and diluted	189,299	187,226	188,669	186,835

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)

In thousands	December 31, 2015	December 31, 2014
Cash, cash equivalents and marketable securities	$242,295	$352,688
Total assets	$546,692	$603,116
Total liabilities	$649,833	$522,315
Stockholders’ equity (deficit)	$(103,141)	$80,801

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION (Unaudited)

In thousands	Twelve Months Ended December 31,
	2015	2014
Net cash used in operating activities	$(159,245)	$(57,794)
Net cash provided by (used in) investing activities	(17,205)	1,981
Net cash provided by financing activities	54,257	171,060
Effect of exchange rates on cash	393	262
Net increase (decrease) in cash and cash equivalents	$(121,800)	$115,509

CONTACT:
For Investors
Maria Cantor, 617-621-2208
Maria.Cantor@ariad.com
or
For Media
Liza Heapes, 617- 621-2315
Liza.heapes@ariad.com